UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2019, Masonite International Corporation (the "Company") issued a press release announcing the appointment of Howard C. Heckes as President and Chief Executive Officer of the Company, effective June 3, 2019. The Company intends to appoint Mr. Heckes to the Company’s Board of Directors at that time. As previously disclosed, Fred J. Lynch, the Company's President and Chief Executive Officer, is retiring and resigning as a director when Mr. Heckes joins the Company.
Mr. Heckes, age 54, currently serves as CEO of Energy Management Collaborative, a privately held company providing LED lighting and controls and IoT conversion systems and service solutions, having served in such role since 2017. From 2008 to 2017, Mr. Heckes served in a variety of senior operations roles at Valspar Corporation, now a subsidiary of The Sherwin-Williams Company, most recently overseeing Valspar’s Industrial Coatings portfolio. Prior to joining Valspar, Mr. Heckes held various leadership roles at Newell Rubbermaid, including President of Sanford Brands and President of Graco Children’s Products. Mr. Heckes holds a Master’s degree in industrial engineering from the University of Iowa and a Bachelor’s degree in industrial engineering from Iowa State University.
The Company entered into an employment agreement with Mr. Heckes on May 1, 2019, containing restrictive covenants and termination of employment provisions that are consistent in all material respects with those in the employment agreements of the Company's named executive officers and providing for the following compensation and benefits:
•a base salary of $850,000 per year;

•
participation in the Company’s management incentive plan with a target incentive award of 115% of his base salary, on the same terms and conditions as the other executives of the Company participating in such plan, which bonus will be prorated for 2019 based on Mr. Heckes' start date;

•
a $150,000 sign-on bonus in partial consideration for unvested compensation from his prior employer that he will forfeit upon commencing employment with us. If the Company terminates Mr. Heckes' employment for cause or he resigns without good reason, (i) during the first six months of his employment, he must repay the sign-on bonus in full or (ii) during the second six months of his employment, he must repay half of the sign-on bonus.

•
an award of restricted stock units pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), with a fair market value of $500,000 based on the closing price of the Company’s common shares on the grant date, which restricted stock units will vest ratably on each of the first, second and third anniversaries of his start date;

•
an award of stock appreciation rights pursuant to the Plan, having a fair market value on the grant date equal to $500,000 and a base price equal to 120% of the Fair Market Value (as defined in the Plan) of a share of our common stock on the grant date, which stock appreciation rights will vest ratably on each of the first, second and third anniversaries of his start date and expire on the tenth anniversary of their grant;

•
commencing in 2020, eligibility to receive equity awards commensurate with his role as an officer of the Company as determined by our compensation committee from time to time in its sole discretion, with the aggregate grant date fair value of the equity awards to be granted in 2020 being equal to 300% of his then-current base salary;

•	reimbursement of all reasonable costs that Mr. Heckes incurs in relocating his family to the Tampa, Florida area, including the cost of temporary housing in such area for up to 9 months; and

•
participation in the employee retirement, savings and welfare benefit plans and programs made available to the Company’s executive officers on terms no less favorable than those applicable to other senior executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 6, 2019	By:	/s/ Robert A. Paxton
		Name:	Robert A. Paxton
		Title:	Senior Vice President, Human Resources

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